UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California  92612

     (Address of Principal Executive Offices) (Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 3, 2016, First Foundation Inc. (the “Company”) announced that its wholly-owned subsidiary, First Foundation Bank, entered into a Purchase and Assumption Agreement (the “Agreement”) with Pacific Western Bank, pursuant to which First Foundation Bank agreed to acquire from Pacific Western Bank two branches located in Laguna Hills and Seal Beach, California (the “Branches”).

Under the terms of the Agreement, at the closing of the transaction, First Foundation Bank will acquire substantially all of the deposits attributable to the Branches, which totaled approximately $200 million as of September 30, 2016.  No loans are being acquired in connection with the transaction.  The transaction is subject to regulatory approval and customary closing conditions, and is expected to be completed during the fourth quarter of 2016.

A copy of the press release issued by the Company concerning the transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description

99.1	Press Release dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: October 3, 2016	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 3, 2016.